EXHIBIT 99.1

Tandy Brands Reports Changes to Board of Directors

  Resignation of Dr. James F. Gaertner
  Appointment of Lisbeth R. McNabb

DALLAS, Jan. 4, 2012 (GLOBE NEWSWIRE) -- Tandy Brands Accessories, Inc. (Nasdaq:TBAC) today announced changes to its Board of Directors.

On December 31, 2011, Dr. James F. Gaertner, a member of the Tandy Brands Board of Directors, announced his resignation, effective December 31, 2011. The resignation was not a result of any disagreement with the company.

Rod McGeachy, President, Chief Executive Officer and Chairman of the Board, stated, "We would like to take this opportunity to express our sincere gratitude and appreciation for the many years of service Dr. Gaertner has given to Tandy Brands. He has been an invaluable part of this company for many years, having originally served as the controller and chief financial officer for our predecessors from 1968 to 1973. In addition, he has served on our Board for more than twenty years, including several years as the Chairman of the Board. His wisdom, insight and experience will be missed. On behalf of the Tandy Brands family, we wish him and his family the best in enjoying his retirement."

Tandy Brands also announced the appointment of Lisbeth R. McNabb to the company's Board of Directors to fill the vacancy created by Dr. Gaertner's retirement, effective January 1, 2012. Ms. McNabb will also serve as the chair of the company's audit committee. Ms. McNabb is currently the founder and chief executive officer of w2wlink, a web-based community dedicated to mentoring professional women and entrepreneurs with resources for ideas and personal coaching.

Mr. McGeachy stated, "Ms. McNabb brings wide and varied experience to the Tandy Brands' Board from companies such as Match.com, PepsiCo Frito Lay, American Airlines and AT&T. We believe her financial, strategic marketing and executive experience will serve Tandy Brands and our stockholders well and we welcome her to the Board."

About Tandy Brands

Tandy Brands is a leading designer and marketer of branded men's, women's and children's accessories, including belts, gifts and small leather goods. Merchandise is marketed under various national as well as private brand names through all major retail distribution channels.

Safe Harbor Language

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company has based these forward-looking statements on its current expectations about future events, estimates and projections about the industry in which it operates. Forward-looking statements are not guarantees of future performance. Actual results may differ materially from those suggested by these forward-looking statements as a result of a number of known and unknown risks and uncertainties that are difficult to predict, including, without limitation, general economic and business conditions, competition in the accessories and gifts markets, acceptance of the Company's product offerings and designs, issues relating to distribution, the termination or non-renewal of any material licenses, the Company's ability to maintain proper inventory levels, and a significant decrease in business from or loss of any major customers or programs. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date hereof. Except as required under federal securities laws and the rules and regulations of the United States Securities and Exchange Commission, the Company does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any forward-looking statements after the distribution of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.

CONTACT: Tandy Brands Accessories, Inc.
         Rod McGeachy
         President and Chief Executive Officer
         214-519-5200

         Investor Relations
         Chuck Talley
         Chief Accounting Officer
         214-519-5200